Exhibit 10.1

[Name]

Rich Uncles is excited to announce its most recent acquisition: a newly-renovated Northrop Grumman office facility located south of Cape Canaveral in the beautiful Space Coast region of Florida!

Northrop Grumman is an established global aerospace and defense company that produces specialized equipment for both military and civilian use.

Northrop Grumman is another great addition to our growing portfolio of commercial properties.

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If you have any questions about our real estate investment trust, or the prospectus, please call us at (855) Rich-Uncles or simply reply to this email.

Sincerely,
Rich Uncles Investor Relations
(855) Rich-Uncles

About Rich Uncles	Contact Us
Rich Uncles is a Real Estate Investment Trust (REIT) that allows small investors the opportunity to invest in commercial property.	3080 Bristol Street, Suite 550 Costa Mesa, CA 92626 info@RichUncles.com 1-855-Rich-Uncles (1-855-742-4862)
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Rich Uncles NNN REIT, Inc. has filed a registration statement (including prospectus) with the US Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should carefully read the prospectus in the registration statement and the other documents Rich Uncles NNN REIT has filed with the SEC for more complete information about Rich Uncles and the securities offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Rich Uncles will arrange to send you the prospectus if you request it by calling toll-free (855) Rich-Uncles or emailing prospectus-nnn@richuncles.com, or by visiting http://www2.richuncles.com/e/209752/prospectus-nnn/w7jn/30487721. This is not an offering, which may be made only by prospectus. The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful. The $1 Billion offering of our common stock is currently approved in the following States: California, Colorado, Connecticut, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Kentucky, Louisiana, Nevada, Montana, New Hampshire, New York, South Dakota, Texas, Utah, Vermont, Wisconsin and Wyoming. No offer to sell any securities, and no solicitation of an offer to buy any securities, is being made in any jurisdiction in which such offer, sale or solicitation would not be permitted by applicable law. We continue to seek approval of other States and we frequently update our approved States list on our website (http://www2.richuncles.com/e/209752/2017-03-09/w7jq/30487721).
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